UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 4, 2010

GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:	817-240-0202

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of a Director.

At a meeting of the Board of Directors (the “Board”) of Geos Communications, Inc. (the “Company”) on February 4, 2010, Osmo Aimo Antero Hautanen was elected to serve as a member of the Board.  At the meeting of the Board, in accordance with the bylaws of the Company, the Board voted affirmatively to increase the number of directors serving on the Board by one, bringing the total number of directors serving on the Board to eight.  In light of the increase of the number of directors making up the Board, the Board elected Mr. Osmo Aimo Antero Hautanen to serve as a director. No new committee appointments were made at the time of the election of the new director.  There were no arrangements or understandings between Mr. Hautanen and any other person pursuant to which Mr. Hautanen was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	February 9 , 2010
By:	/s/ Andrew L. Berman
Name	Andrew L. Berman
Title:	Chief Executive Officer